UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2010

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Lease Agreement

On May 26, 2010, the Company entered into a lease agreement (the “Lease”) with KB Building, LLC, an entity controlled by Mr. David J. Langevin, the Company’s Chairman and CEO. Due to the related-party aspect of this transaction, the transaction and the lease agreement was approved by the Audit Committee of the Company’s Board of Directors.

Under the terms of the Lease, the Company will lease land and building located at 9725 South Industrial Drive, Bridgeview, Illinois 60455. The building has approximately 40,000 square feet of combined manufacturing office space. The Company’s executive offices and its Crane & Machinery and Schaeff Lift Truck Divisions will operate from this location. The Lease has an initial six year term and provides for six one year extension periods. The lease provides for an initial annual rent of $240,000 payable in twelve equal monthly payments. The lease contains a rental escalation clause under which annual rent is increased during the initial lease term by the lesser of the increase in the Consumer Price Increase or 2.0%. Rent for any extension period shall however, be the then-market rate for similar industrial buildings within the market area.

The Company has the option, to purchase the building by giving the Landlord written notice at any time prior to the date that is 180 days prior to the expiration of the lease or any extension period. The Landlord can require the Company to purchase the building if a change of Control Event, as defined in the agreement occurs by giving written notice to the Company at any time prior to the date that is 180 days prior to the expiration of the lease or any extension period. The purchase price regardless whether the purchase is initiated by the Company or the Landlord will be the Fair Market Value as of the closing date of said sale.

The description of the terms and conditions of the Lease set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease as attached as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Lease Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ ANDREW M. ROOKE
Name:	Andrew M. Rooke
Title:	President and Chief Operating Officer

Date: May 28, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease Agreement, dated May 26, 2010, between Manitex International, Inc., and KB Building, LLC.